EXHIBIT 12-2

                                    PECO ENERGY COMPANY AND SUBSIDIARY COMPANIES
                             COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                                      AND PREFERRED STOCK DIVIDEND REQUIREMENTS
                                                     SEC METHOD
                                                       ($000)


                                                                                                  9 MONTHS
                                                                                                    ENDED
                                                                                                  09/30/98
                                                                                                  --------

NET INCOME                                                                                        $538,784

ADD BACK:
- INCOME TAXES:
     OPERATING INCOME                                                                              356,829
     NON-OPERATING INCOME                                                                          (19,115)
                                                                                                   -------
     NET TAXES                                                                                     337,714

- FIXED CHARGES:
     INTEREST APPLICABLE TO DEBT                                                                   248,994
     ANNUAL RENTALS                                                                                  6,869
                                                                                                   -------
     TOTAL FIXED CHARGES                                                                           255,863

EARNINGS REQUIRED FOR PREFERRED DIVIDENDS:
     DIVIDENDS ON PREFERRED STOCK                                                                    9,832
     ADJUSTMENT TO PREFERRED DIVIDENDS*                                                              6,163
                                                                                                   -------
                                                                                                    15,995
                                                                                                   -------

FIXED CHARGES AND PREFERRED DIVIDENDS                                                             $271,858
                                                                                                  ========

EARNINGS BEFORE INCOME TAXES AND
     FIXED CHARGES                                                                              $1,132,361
                                                                                                ==========

RATIO OF EARNINGS TO COMBINED FIXED CHARGES
     AND PREFERRED STOCK DIVIDEND REQUIREMENTS                                                        4.17
                                                                                                      ====


 * ADDITIONAL CHARGE EQUIVALENT TO EARNINGS REQUIRED
            TO ADJUST DIVIDENDS ON PREFERRED STOCK TO A PRE-TAX BASIS

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